Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Eaton Vance Corp. of our report, dated December 22, 2009 (June 2, 2010 as to the effects of the retrospective adoption of new accounting guidance disclosed in Notes 1, 17, and 19) relating to the consolidated financial statements of Eaton Vance Corp. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (i) the retrospective adoption of new accounting guidance for noncontrolling interests and earnings per share; and (ii) the adoption, effective November 1, 2007, of accounting guidance for uncertainty in income taxes) appearing in this Current Report on Form 8-K of Eaton Vance Corp.

Registration	Statement Filing Date	Filing Number
Form S-8	December 4, 2009	333-163506
Form S-8	November 25, 2008	333-155728
Form S-8	February 11, 2008	333-149162
Form S-3ASR	September 25, 2007	333-146280
Form S-8	January 12, 2005	333-122000
Form S-3A	February 5, 2002	333-73080
Form S-3	November 9, 2001	333-73080
Form S-8	November 13, 2000	333-49744
Form S-8	June 26, 2000	333-40112
Form S-8	April 28, 2000	333-35940
Form S-8	October 29, 1999	333-89921
Form S-8	August 13, 1999	333-85137
Form S-8	August 26, 1998	333-62259
Form S-8	September 3, 1998	333-62801
Form S-8	September 9, 1998	333-63077
Form S-8	December 19, 1997	333-42813
Form S-3	June 28, 1995	033-60649
Form S-8	June 27, 1995	033-60617
Form S-8	December 1, 1994	033-56701
Form S-8	June 8, 1994	033-54035
Form S-8	March 8, 1994	033-52559
Form S-8	April 23, 1992	033-47405
Form S-8	April 23, 1992	033-47403
Form S-8	April 23, 1992	033-47402
Form S-8	April 23, 1992	033-47401
Form S-3	February 13, 1992	033-45685
Form S-8	September 16, 1991	033-42667
Form S-8	October 11, 1989	033-31382
Form S-8	April 10, 1987	033-13217

Boston, Massachusetts
June 2, 2010